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                              CONSULTING AGREEMENT

         AGREEMENT, made this 4th day of January 2001 by and between NEXSAN CORPORATION (the "Company") and Mr. MOHAN VACHANI (the "Consultant").

         WHEREAS, the Company desires to retain the Consultant for consulting services in connection with the U.S. operations and financial performance of the Company and its affiliates, and the Consultant desires to provide such services as set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

A. CONSULTATION.

         1. Consultant. The Company hereby retains the Consultant to render to the Company and its affiliates the Services (as defined in Section B hereof), and the Consultant hereby accepts such assignment upon the terms and conditions hereinafter set forth.

         2. Independent Relationship. The Consultant shall provide the Services required to be rendered by him hereunder solely as an independent contractor and nothing contained herein shall be construed as giving rise to an employment or agency relationship, joint venture, partnership or other form of business relationship with the Company.

         3. No Authority to Obligate the Company. Without the consent of the Board of Directors or appropriate officer of the Company, the Consultant shall have no authority to take, nor shall he take, any action committing or obligating the Company in any manner, and he shall not represent himself to others as having such authority.

         4. Term. The term of the Consultant's engagement hereunder shall commence as of the date hereof and shall extend for a period of one (1) year (the "Term"), unless the parties agree in writing to extend the Term for an additional period. Notwithstanding the foregoing, this Agreement may be terminated by either party as of June 30, 2001, for any or no reason, by giving at least thirty (30) days prior written notice. Upon any termination of this Agreement, the Company shall pay to the Consultant (i) any previously accrued but unpaid compensation, as contemplated by Section C(1) hereof; and (ii) any previously incurred but unpaid expenses, as contemplated by Section D hereof.

B. OBLIGATIONS OF THE CONSULTANT.

         1. Services. During the term of this Agreement, Consultant will render consulting service, advice and assistance (collectively, the "Services") to the Company and its affiliates on business and financial related matters, and in connection therewith the Consultant shall:

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          a. oversee and assist in directing the Company's operations and financial performance in the U.S., and will provide guidance to the Company's executives in respect thereof, including the furnishing of written reports upon the request of the Company;

          b. advise the Company with regard to compliance with regulations of the Securities Exchange Commission (the "SEC"), and assist it with all filings required by the SEC and in all dealings with SEC officials;

          c. assist in the negotiation of contracts with suppliers and major customers when so requested by the Company;

          d. render other services to the Company, or its affiliates, as its Board of Directors may reasonably request; and

          e. report periodically to the Company's President, CFO, and the Company's consultant, Beechtree _________, and confer regularly with Company's Treasurer, with respect to the foregoing matters.

     2. Nonexclusive Engagement; Extent of Services.

          a. The parties agree that the Services contemplated by this Agreement constitute a nonexclusive engagement and that the Consultant now renders and may continue to render consulting services to other companies which may or may not conduct activities similar to those of the Company.

          b. The Consultant will devote to the affairs of the Company, and its affiliates, such time and attention as may be required to render the Services, provided that he shall not be required to devote (i) during the first six (6) months of the Term, more than twenty five percent (25%) of his business time and attention, and (ii) thereafter, for the remainder of the Term, more than fifty percent (50%) of his business time and attention.

     3. Confidentiality. The Consultant will not, either during his engagement by the Company pursuant to this Agreement or at any other time thereafter, disclose, use or make known for his or another's benefit, any confidential information, knowledge, or data of the Company or any of its affiliates in any way acquired or used by the Consultant during his engagement by the Company. Confidential information, knowledge or data of the Company shall not include any information which is or becomes generally available to the public other than as a result of a disclosure by the Consultant.

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C. COMPENSATION.

         1. Cash Retainer. The Company will pay throughout the Term, a monthly cash retainer of (i) Four Thousand US Dollars ($4,000) during the first six (6) months, and (ii) Eight Thousand US Dollars ($8,000) thereafter.

     2. Restricted Stock. Contemporaneously with the signing of this Agreement, the Company will grant the Consultant the right to purchase 75,000 Shares of Common Stock of the Company, subject to its 2001 Stock Plan and upon the terms of a Restricted Stock Purchase Agreement between the Company and the Consultant.

D. REIMBURSEMENT OF EXPENSES.

     1. Out-of-Pocket Expenses. The Company shall reimburse the Consultant for actual out-of-pocket expenses including, but not limited to, facsimile, postage, printing, photocopying, and entertainment, incurred by the Consultant without the prior consent of the Company and in connection with the performance by the Consultant of the Services in amounts up to Five Hundred Dollars ($500) per month. Prior consent of the Company is required for reimbursement of expenses in excess of Five Hundred Dollars ($500) per month.

     2. Travel and Related Expenses. The Company shall also reimburse the Consultant for the costs of all travel and related expenses incurred by the Consultant in connection with the performance of the Services, including, without limitation, costs and expenses incurred with respect to travel from California to England and New York; provided that all such costs and expenses have been authorized, in advance, by the Company. Expenses shall be due and payable when billed and after they have been incurred.

E. MISCELLANEOUS.

     1. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the engagement of Consultant by the Company as a consultant and supersedes and replaces any and all prior understandings, agreements or correspondence between the parties relating to the subject matter hereof.

     2. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both the parties hereto. No waiver of any other provisions hereof (whether or not similar) shall be binding unless executed in writing by both the parties hereto nor shall such waiver constitute a continuing waiver.

     3. Governing Law. This Agreement has been made in and shall be interpreted according to the laws of the State of New York without any reference to the conflicts of laws rules thereof. The parties hereto submit to the jurisdiction of the courts of the State of New York, and each party

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waives the right to change venue, for the purpose of any actions or proceedings which may be required to enforce any of the provisions of this agreement.

     4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and upon the Consultant and the Consultant's heirs and representatives.

     5. Severability. If any provision or provisions of this agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

          a. the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

          b. to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     6. Further Assurances. From and after the execution and delivery of this Agreement, upon request of either party, the other shall do, execute, acknowledge and deliver all such further acts, assurances and other instruments and papers as may be required to carry out the transactions contemplated by this agreement.

     7. Headings. The headings of the paragraphs of this agreement are inserted for convenience only and shall not be deemed to constitute part of this agreement or to affect the construction hereof.

     8. Notices. All notices or other communications required or appropriate hereunder shall be deemed to have been given, delivered or made if in writing (including facsimile transmission via telecopier or telegraphic communication) telegraphed, telecopied (with answer back confirmation), actually personally delivered, or 72 hours after placed in the U.S. mail (registered or certified, return receipt requested, postage prepaid) and addressed to the applicable party at the address stated bellow:

          (a) If to the Company,

          to it at:      Nexsan Corporation
                         c/o Beechtree Capital, Ltd.
                         Suite 1600
                         1 Rockefeller Plaza
                         New York, NY 10020
                         Attn.: President
                         Facsimile No.: (212) 541-8463

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             with a copy to:   RubinBaum LLP
                               30 Rockefeller Plaza
                               New York, New York  10112
                               Attn.:  Michael Emont, Esq.
                               Facsimile No.:  (212) 698-7825

   (b) If to the Consultant:   Mohan Vachani
                               1 Diablo View Drive
                               Orinda, CA 94563

All such notices shall be deemed given when delivered, if personally delivered or faxed as aforesaid, or within five business days after mailing, as aforesaid.

     9. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

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                             SIGNATURE PAGE FOLLOWS]


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              IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                              NEXSAN CORPORATION

                              By: /s/ Martin Boddy




                              MOHAN VACHANI

                             /s/ Mohan Vachani



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